Exhibit 10.2(c)

KIMBERLY DEVELOPMENT CO.
1009 DOLPHIN TERRACE
CORONA DEL MAR CA 92625
PHONE (714) 644-9883
9119

July 14, 2010

Ms. Marty Kendrick, President
Nelco Products, Inc.
Subsidiary of Park Electrochemical Corp.
1411 East Orangethorpe Avenue
Fullerton, CA 92831

Re: Anaheim Lease Extension Options

Dear Ms. Kendrick:

As per your request, you are hereby granted lease options for two additional five year terms on the two Kimberly Avenue buildings now occupied. The additional five year terms will run to June 20, 2020 and 2025, respectively, for each building on 1100 and 1107 East Kimberly Avenue. Terms of the existing Lease dated December 12, 1989, will apply.

According to the terms of the subject lease, the monthly lease rate on the buildings was to be adjusted every two years in accordance with the CPI Index for the Southern California area, in the month of April for the following monthly figures. However, because of the challenging economic conditions, I decided to forego the minor increase for one year.

In this regard, I have made the adjustment for the following two years in accordance with the CPI data as established monthly by the Bureau of Labor Statistics for the Los Angeles, Riverside and Orange County areas. The CPI data for April 2007 was 217.845 and in April 2010 the CPI was 225.916. Accordingly, the rental rate for the next two (2) years, commencing June 21, 2010 and ending June 20, 2012, for both buildings, will be $15,672.00 per month.

I trust this meets with your approval. Please return a signed copy of this agreement.

Sincerely,

James Emmi
Owner, Emmi Family Trust

Approved and Accepted:

Marty Kendrick, President
Nelco Products, Inc.

Dated: 7-19-10

PARK
ELECTROCHEMICAL
CORP.

[VIA CERTIFIED/RETURN RECEIPT MAIL]

April 20, 2010

Mr. James Emmi
Trustee, Emmi Family Trust
Kimberly Development Co.
1009 Dolphin Terrace
Corona Del Mar, CA 92625

Re: Anaheim Leases Extension Options

Dear Mr. Emmi:

As you requested in our telephone conversation today, this letter serves as Nelco Products, Inc.'s written request for two additional options to extend the lease terms of both 1100 and 1107 E. Kimberly Avenue, Anaheim, California for two additional five-year terms to June 20, 2020 and June 20, 2025, respectivly, pursuant to the Leases dated December 12, 1989 for both 1100 and 1107 E. Kimberly Avenue, Anaheim, California.

Mr. Emmi, we look forward to our continued relationship. If you have any questions, please do not hesitate to call my office 714/459-4465.

Regards,

NELCO PRODUCTS, INC.

Marty Kendrick
President

MK:myj
[Anaheim leases-ext. ltr]